EXHIBIT 10.1.b



                         [River Bank America Letterhead]


October 27, 1997

Marine Midland Bank
One Marine Midland Bank Center
Buffalo, New York 14203

               RE: Consent to River Bank America's Reorganization

Gentlemen:

         Reference is hereby made to that certain Credit Agreement, dated as of June 28, 1996 (the "Credit Agreement") and that certain Master Cash Collateral Agreement, dated as of June 28, 1996 (the "Collateral Agreement", and, collectively with the Credit Agreement and the documents executed in connection therewith, the "Loan Documents"), between Marine Midland Bank ("Lender") and River Bank America ("Borrower").

         Borrower proposes to engage in a series of transactions (collectively, the "Reorganization") whereby Borrower will change its legal form of organization by which it conducts business, holds its assets and is obligated for its liabilities from a New York state chartered stock savings bank into a business corporation incorporated in the State of Delaware to be known as "RB Asset, Inc." Upon completion of the Reorganization, RB Asset, Inc. will own substantially all of the assets formerly owned by Borrower, will have assumed all of Borrower's liabilities (including under the Loan Documents), will have the same stockholders and capital structure as Borrower and will continue Borrower's non-banking business. Shortly thereafter, Borrower will be dissolved.

         Borrower hereby requests your consent to the Reorganization and to Borrower's taking whatever actions are necessary to orderly and effectively consummate the Reorganization. In connection with the Reorganization, RB Asset, Inc. will expressly assume all of Borrower's rights and obligations under the Loan Documents. Borrower hereby expressly acknowledges and agrees that, except as necessary to effectuate the Reorganization, all Lender's rights and Borrower's covenants and obligations under the Loan Documents shall remain in full force and effect.


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         Please indicate your consent to the Reorganization by signing the enclosed copy of this letter and returning it to the undersigned.

                                                     Very truly yours,

                                                     RIVER BANK AMERICA

                                                     By: /s/ Jerome R. McDougal
                                                         -----------------------
                                                            Jerome R. McDougal
                                                            Chairman, President
                                                            and Chief Executive
                                                            Officer

Consented to this 30th day of
October, 1997

MARINE MIDLAND BANK


By:   /s/ Robert B. Engel
     --------------------------
         Name:  Robert B. Engel
         Title: EVP